ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this [___] day of [_____] 2016, by and among SQN AIF V GP, LLC, a Delaware limited liability Company (the “General Partner”), having an address at 100 Arboretum Drive, Suite 105, Newington, New Hampshire 03801, SQN ASSET INCOME FUND V, L.P., a Delaware limited partnership (the “Partnership”), having an address at 100 Arboretum Drive, Suite 105, Newington, New Hampshire 03801, SQN SECURITIES, LLC, a Delaware limited liability Company (the “Selling Agent”), having an address at 100 Arboretum Drive, Suite 105, Newington, New Hampshire 03801 and SIGNATURE BANK, a New York State chartered bank (the “Escrow Agent”), having an office at 300 Park Avenue, New York, New York 10022.

W I T N E S S E T H:

WHEREAS, the Partnership will offer and sell up to 25,000,000 of its limited partnership interests (the “Units”) to investors meeting certain suitability standards at $10 per Unit (the “Offering”);

WHEREAS, each person who subscribes for the purchase of Units (a “Subscriber”) will be required to pay his, hers or its subscription in full at the time of subscription by check or wire (the “Subscription Proceeds”);

WHEREAS, the Selling Agent has executed an agreement (the “Selling Agent Agreement”) with the Partnership and the General Partner under which the Selling Agent, or individual firms engaged by the Selling Agent (each a “Selling Firm”) will solicit subscriptions in certain states on a “best efforts” basis for Subscription Proceeds of up to $250,000,000;

WHEREAS, under the terms of the Selling Agent Agreement, the Subscription Proceeds are required to be held in an escrow account (the “Escrow Account”) subject to the receipt and acceptance by the General Partner of subscriptions for 120,000 Units or $1,200,000, excluding any subscriptions, if any, by the General Partner and its affiliates and Pennsylvania residents (the “Minimum Amount”);

WHEREAS, unless the Minimum Amount is sold by [INSERT DATE THAT IS ONE YEAR FROM THE DATE OF COMMENCEMENT], 2017 (the “Termination Date”), the Offering shall terminate and all funds shall be returned to the subscribers in the Offering; and

WHEREAS, no subscriptions to the Partnership will be accepted after receipt and acceptance of subscriptions for 25,000,000 Units or $250,000,000 or the termination of the Offering, whichever is the first to occur;

WHEREAS, to facilitate compliance with the terms of the Selling Agent Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Partnership, the General Partner and the Selling Agent desire to have the Subscription Proceeds deposited with the Escrow Agent until the Minimum Amount has been obtained and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement;

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WHEREAS, the Partnership, General Partner, and Selling Agent, represent and warrant to the Escrow Agent that they will comply with all of their respective obligations under applicable state and federal securities laws and regulations with respect to the sale of Units; and

WHEREAS, the Partnership, General Partner and Selling Agent represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, the Partnership, General Partner and Selling Agent represent and warrant to the Escrow Agent that a copy of each document that has been delivered to Subscribers and third parties that include Escrow Agent’s name and duties is attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

1. Delivery of Escrow Funds; Investment of Subscription Proceeds .

(a) Pending receipt of the Minimum Offering Amount, and subject to Section 10, the Selling Agent or the Selling Firm, as applicable, shall deposit the Subscription Proceeds of each Subscriber to whom they sell Units with the Escrow Agent in accordance with the following (i) and (ii) and shall also deliver to the Escrow Agent a copy of the Subscription Agreement; (i) each subscription payment shall be forwarded by the Selling Agent or the Selling Firm, as applicable, to the Escrow Agent no later than noon of the next day after receipt from the Selling Agent ’s or Selling Firm’ s customer by any member or associate of the Selling Agent or Selling Firm of such payment, unless (ii) the applicable Subscription Agreement and subscription payment are first forwarded to another of the Selling Agent’s or Selling Firm’s offices for internal supervisory review (which shall take place by noon of the next business day following initial receipt by the Selling Agent or Selling Firm from the customer) , in which event such other office shall complete its review and forward such subscription payment to the Escrow Agent no later than noon of the next business day after its receipt thereof. A “Subscription Agreement” is the execution and subscription instrument signed by the Subscriber to evidence such Subscriber’s agreement to purchase Units.

(b) Pending receipt of the Minimum Amount, and subject to Section 10, the Selling Agent and the General Partner shall instruct Subscribers to deliver to Escrow Agent checks made payable to the order of “Signature Bank, as Escrow Agent for SQN Asset Investment Fund V, L.P. or wire transfer to Signature Bank, 300 Park Avenue, New York, New York 10022, ABA No. 026013576 for credit to “SQN Asset Investment Fund V, L.P, Signature Bank, as Escrow Agent for” Account No. [_______________________], in each case, with the name and address of the individual or entity making payment. In the event any Subscriber’s address is not provided to Escrow Agent by the Subscriber, then the General Partner and/or the Selling Agent agree to promptly provide Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into an interest-bearing account at Signature Bank entitled “SQN Asset Investment Fund V, L.P Signature Bank, as Escrow Agent”. Verification of the Subscription Proceeds by the Escrow Agent will be available via direct, online access, telecopier, or other electronic media as soon as practicable after receipt. For the purposes of this Agreement, a “Business Day” is any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close. The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Subscriber and advise the General Partner and Selling Agent promptly thereof.

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(d) Subject to Section 10, the Escrow Agent shall deposit all Subscription Proceeds into Signature Bank’s Monogram Insured Money Market Deposit Account For Business. Interest accrued on Subscription Proceeds held in the Escrow Account shall not be an asset of the Partnership, but shall be added to the Subscription Proceeds and disbursed in accordance with the terms of this Agreement. Such amounts of interest are referred to in this Agreement as “Interest Proceeds.”

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a) In the event that the General Partner advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly distribute to each Subscriber the Subscription Proceeds received from such Subscriber plus their pro rata portion of the Interest Proceeds calculated pursuant to Section 7.

(b) If by 3:00 P.M. Eastern time on the Termination Date, the Escrow Agent has not received written instructions from the General Partner regarding the disbursement of the Escrow Funds and the total amount of the Escrow Funds is less than the Minimum Amount, then the Escrow Agent shall promptly distribute to each Subscriber the Subscription Proceeds received from such Subscriber plus their pro rata portion of the Interest Proceeds calculated pursuant to Section 7.

(c) Provided that the Escrow Agent does not receive the Termination Notice in accordance with Section 2(a) and the Minimum Amount has been deposited into the Escrow Account on or prior to the Termination Date, the Escrow Agent shall, upon receipt of written instructions, in the form of Exhibit A, attached hereto and made a part hereof, or in a form and substance satisfactory to the Escrow Agent, received from the General Partner, pay the Escrow Funds to a segregated subscription account of the Partnership in accordance with such written instructions. Such notice shall state the date on which the initial closing date and release of the deposited Subscription Proceeds and all related Interest Proceeds shall occur. The Escrow Agent shall make such distributions to the General Partner on the initial closing date provided that such notice is received by 3:00 p.m. ET on a Business Day for the Escrow Agent to process such instructions that Business Day.

(d) If a subscription for Units is rejected by the General Partner or duly cancelled by a Subscriber after the Subscription Proceeds relating to the subscription have been deposited in the Escrow Account, the General Partner shall notify the Escrow Agent of the rejection or cancellation, and the Escrow Agent shall promptly distribute to the Subscriber a refund check made payable to such Subscriber in an amount equal to the deposited Subscription Proceeds received from such Subscriber plus any Interest Proceeds calculated pursuant to Section 7.

(e) The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. Should any party to this Agreement be a non-U.S. entity, the Escrow Agent may require up to an additional five (5) Business Days to open the Escrow Account.

(f) The Escrow Funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent.

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3. Acceptance by Escrow Agent; Duties and Liability of Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by Selling Agent, the General Partner or the Partnership to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the General Partner, Partnership and Selling Agent are stated in Schedule II, which is attached hereto and made a part hereof. The General Partner, Partnership and Selling Agent may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c) The Escrow Agent, in its capacity as escrow agent under this Agreement, shall not have any liability for any loss sustained as a result of any investment made by the Escrow Agent in accordance with this Agreement, in accordance with applicable laws, rules and regulations, pursuant to the direction of the General Partner or as a result of any liquidation of any investment prior to its maturity. Any such investment of Escrow Account shall be made in compliance with Rule 15c2-4 of the Exchange Act.

(d) The Selling Agent, Partnership and the General Partner agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct.

(e) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(f) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal.

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4. Escrow Account Statements and Information. The Escrow Agent agrees to send to the General Partner and/or the Selling Agent a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients, and to also provide the Partnership and/or Selling Agent, or their designee, upon request other deposit account information, including Escrow Account balances, by telephone or by computer communication, to the extent practicable. The General Partner and Selling Agent agree to complete and sign all forms or agreements required by the Escrow Agent for that purpose. The General Partner and Selling Agent each consents to the Escrow Agent’s release of such Escrow Account information to any of the individuals designated by the General Partner or the Selling Agent, as applicable, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule II. Further, the General Partner and Selling Agent have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, the General Partner and/or Selling Agent agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. The General Partner and Selling Agent each consents to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

5. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving thirty (30) days’ prior written notice of such resignation to the Selling Agent and the General Partner. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depository the Escrow Funds that it receives until the end of such thirty (30)-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing Subscribers checks and wire transfers in accordance with this Agreement, until the General Partner has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by the General Partner, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Termination. The General Partner may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least thirty (30) days from the date of such notice. In the event of such termination, the General Partner shall, within thirty (30) days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the General Partner, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the General Partner fails to appoint a successor escrow agent within such thirty (30) day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

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7. Calculation and Payment of Interest.

(a) If the Subscription Proceeds and any Interest Proceeds become distributable to the Subscribers pursuant to Section 2, the General Partner shall compute the pro rata share of interest paid or earned on the applicable Subscription Proceeds, shall inform the Escrow Agent of these amounts and the Escrow Agent shall distribute the Interest Proceeds pro rata to the Subscribers.

(b) The General Partner agrees and represents to the Escrow Agent that any interest or other income earned on the Escrow Account shall for the purposes of reporting such income to the appropriate taxing authorities be deemed to be earned by the General Partner, unless the Escrow Funds are returned to the Subscribers in accordance with this Agreement. The General Partner represents that it is a US person as that term is defined by the Internal Revenue Service. To the extent that the income is not earned by the General Partner, then the General Partner shall assume the responsibility, if any, of reporting to the appropriate taxing authorities that it has received that income as nominee for others. The General Partner agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent upon execution of this Escrow Agreement. The General Partner understands that, in the event the General Partner’s tax identification number is incorrect or is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Escrow Funds. The General Partner agrees to assume any and all obligations imposed, now or hereafter, by the applicable tax law and/or applicable taxing authorities, with respect to any interest or other income earned on the Escrow Funds and to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for the failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses) interest and penalties, in each such case to the extent applicable to, or arising in respect of, the interest earned on the Escrow Account, unless such liability is caused by the Escrow Agent’s gross negligence or willful misconduct or bad faith. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

8. Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $4,000.00, which fee shall be paid by the General Partner upon the signing of this Agreement. In addition, the General Partner shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the General Partner and the General Partner shall direct all such amounts to be paid directly at any such closing. The Escrow Agent shall be entitled to a fee of $1,000 in the event the Agreement is amended for any reason in accordance with Section 11(d).

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9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Selling Agent:

100 Arboretum Drive, Suite 105

Newington, New Hampshire 03801

Attention: Legal Department

Fax: (646) 774-4991

If to the General Partner or the Partnership:

100 Arboretum Drive, Suite 105

Newington, New Hampshire 03801

Attention: Legal Department

Fax: (646) 774-4991

If to Escrow Agent:

485 Madison Avenue, 11th Floor

New York, New York 10022

Attention: Chris Efstratiou

Fax: (646) 822-1621

If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a Business Day, then such date shall be the Business Day immediately preceding that date.

The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the General Partner.

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10. Subscriptions of Pennsylvania Residents.

(a) The Escrow Agent shall deposit Subscription Proceeds from Pennsylvania residents into a separate escrow account having account #_______________, titled “SQN Asset Investment Fund V, L.P, Signature Bank, as Escrow Agent for” to be held in escrow pursuant to this Agreement for up to 120 days after the respective Subscription Proceeds of each investor are received, except as provided in (b) below. Funds shall be released from that account in accordance with Section 2 (and Subscription Proceeds from Pennsylvania residents may be deposited in a separate Partnership account in accordance with Section 10) only if the aggregate of all Subscription Proceeds received and accepted by the General Partner, including those from Pennsylvania residents, total $10,000,000 or more. The Selling Agent and the General Partner will specifically identify subscriptions of Pennsylvania residents to the Escrow Agent and will not commingle those subscriptions with subscriptions of residents of other states.

(b) If the total Subscription Proceeds, including Subscription Proceeds received from Pennsylvania residents, of at least $10,000,000 have not been received at the end of the first 120 day escrow period, the Partnership must notify the Pennsylvania Subscribers in writing by certified mail or any other means whereby a receipt of delivery is obtained within 10 calendar days after the end of the escrow period that they have a right to have their Subscription Proceeds returned to them, together with any interest earned thereon and without deduction for any fees. If a Subscriber requests the return of the Subscriber’s Subscription Proceeds within 10 calendar days after receipt of notification, the General Partner must promptly notify the Escrow Agent in writing to return that Subscriber’s Subscription Proceeds within 15 calendar days after the General Partner’s receipt of the Subscriber’s request. If the Subscriber does not timely request the return of the Subscriber’s Subscription Proceeds, then the Subscriber’s Subscription Proceeds shall continue to be held in the escrow account for an additional 120 day period under the terms and conditions of this Agreement, and this Section 10 shall again apply to the Subscriber’s Subscription Proceeds.

11. General.

(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to choice of law principles, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any manner permitted by applicable law and consents to the jurisdiction of said courts. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b) This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

(c) All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, as well as their respective successors and assigns.

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(d) This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e) If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f) This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

12. Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

13. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and their respective successors and permitted assigns, and no other person has any right, benefit, priority, or interest under or because of the existence of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

SQN ASSET INCOME FUND V, L.P.

By: SQN AIF V GP, LLC, its general partner

By:
Name:
Title:

SQN AIF V GP, LLC

By:
Name:
Title:

SQN SECURITIES, LLC

By:
Name:
Title:

SIGNATURE BANK

By:
Name:
Title:

By:
Name:
Title:

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Schedule I

OFFERING DOCUMENTS

Schedule II

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the General Partner.

SQN AIF V GP, LLC

Name	True Signature

Exhibit A

FORM OF ESCROW RELEASE NOTICE

Date:

Signature Bank

485 Madison Avenue, 11th Floor

New York, New York 10022

Attention: Chris Efstratiou

Mr. Efstratiou:

In accordance with the terms of Section 2(c) of an Escrow Deposit Agreement dated as of ________ __, 201_ (the “Escrow Agreement”), by and among SQN AIF V GP, LLC, a Delaware limited liability Company (the “General Partner”), SQN Asset Income Fund V, L.P., a Delaware limited partnership and SIGNATURE BANK, a New York State chartered bank (the “Escrow Agent”), the General Partner hereby notify the Escrow Agent that the initial closing will be held on ___________ for gross proceeds of $_________.

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

Very truly yours,

SQN AIF V GP, LLC

By:
Name:
Title: